                     Daimler-Benz Auto Grantor Trust 1997-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                             Trustee: Citibank, N.A.



Collection Period: January 1998
Distribution Date: 2/20/98


Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement

                                                                                                  Per $1,000 of Original
                                                                                                     Class A/Class B
                                                                                                   Certificate Amount
                                                                                                 ------------------------
   (i)  Principal Distribution
            Class A Amount                                                    $  22,852,066.70        $  34.781418
            Class B Amount                                                    $   1,076,798.98        $  34.781418

  (ii)  Interest Distribution
            Class A Amount                                                    $   2,954,609.80        $   4.496990
            Class B Amount                                                    $     139,222.46        $   4.496990

 (iii)  Monthly Servicing Fee                                                 $     511,377.23        $   0.743304
                                                                              ----------------
            Monthly Supplemental Servicing Fee                                $           0.00        $   0.000000
            Class A Percentage of the Servicing Fee                           $     488,365.25        $   0.743304
            Class A Percentage of the Supplemental Servicing Fee              $           0.00        $   0.000000
            Class B Percentage of the Servicing Fee                           $      23,011.98        $   0.743304
            Class B Percentage of the Supplemental Servicing Fee              $           0.00

  (iv)  Class A Principal Balance (end of Collection Period)                  $ 563,186,239.91
        Class A Pool Factor (end of Collection Period)                               85.718357%
        Class B Principal Balance (end of Collection Period)                  $  26,537,572.35
        Class B Pool Factor (end of Collection Period)                               85.718357%

   (v)  Pool Balance (end of Collection Period)                               $ 589,723,812.26

  (vi)  Class A Interest Carryover Shortfall                                  $           0.00
        Class A Principal Carryover Shortfall                                 $           0.00
        Class B Interest Carryover Shortfall                                  $           0.00
        Class B Principal Carryover Shortfall                                 $           0.00

 (vii)  Amount Otherwise Distributable to the Seller that is
        Distributed to Either the Class A or Class B Certificateholders       $           0.00        $   0.000000


(viii)  Balance of the Reserve Fund Property (end of Collection Period)
            Class A Amount                                                    $   6,879,784.34
            Class B Amount                                                    $           0.00

  (ix)  Aggregate Purchase Amount of Receivables repurchased by the
        Seller or the Servicer                                                $           0.00